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EXHIBIT 99.1

        DuPont Photomasks Selected as Infineon Technologies' Strategic Photomask Supplier

Companies enter into 10-year, multimillion-dollar mask supply agreement

ROUND ROCK, TX,—May 16, 2002

        DuPont Photomasks, Inc. (Nasdaq: DPMI) today announced that it has been selected as Infineon Technologies' (FSE/NYSE: IFX) strategic photomask supplier. As a part of Infineon's planned transition out of photomask manufacturing, the two companies have signed a 10-year, multimillion-dollar supply agreement. DuPont Photomasks also plans to acquire leading-edge photomask production equipment from Infineon's internal mask operations in Munich, Germany. DuPont Photomasks will use the equipment in various production facilities within its global network, including a new state-of-the-art commercial photomask production facility the company plans to build in Dresden, Germany. Operations at the new facility are slated to begin in late 2003.

        During DuPont Photomasks' fiscal 2003, the supply agreement with Infineon is expected to add approximately $14 million in revenues and in fiscal 2004, approximately $42 million in revenues. As DuPont Photomasks' new facility in Dresden ramps to volume production in the middle of fiscal 2004, Infineon plans to fully exit the internal production of photomasks and use DuPont Photomasks as its commercial supplier. The company estimates Infineon's current photomask demand at $50 million to $60 million annually.

        Also under the terms of the agreement, in consideration for certain photomask production assets acquired within 18 months and the 10-year supply agreement, DuPont Photomasks will pay Infineon approximately $53 million over seven years. In addition, DuPont Photomasks intends to purchase from Infineon additional photomask production assets for $28 million paid out over four years. The deal is expected to add approximately $0.10 per share to DuPont Photomasks' fiscal 2003 earnings and approximately $0.35 per share in fiscal 2004.

        "We are honored that a semiconductor producer of Infineon's stature has entrusted us with one of the most critical elements of its semiconductor technology roadmap," said Peter Kirlin, chairman and chief executive officer of DuPont Photomasks. "This agreement is a testament to our global technology leadership and a show of Infineon's confidence in our ability to deliver today, and in the future."

        DuPont Photomasks plans to invest approximately $155 million over the next five years in the new commercial production facility in Dresden. At full production, the company expects to employ nearly 200 people. The Dresden facility, along with other facilities in DuPont Photomasks' manufacturing network, will be used to meet the terms of the global supply agreement with Infineon. The supply agreement includes Infineon's affiliates, joint-venture alliances and fabs, such as ProMOS and UMCi. DuPont Photomasks will serve other customers through the Dresden facility, as well.

        "We have selected DuPont Photomasks as our partner and primary supplier based on its demonstrated ability to meet our advanced and high-volume photomask needs on a long-term basis," said Dr. Johann Harter, vice president, Infineon Technologies. "Given the necessity of using advanced photomasks to maximize the investment in our existing optical lithography tools, it was important for us to secure photomask manufacturing capability and capacity well into the foreseeable future. With its focus on reliability, superior service and technological excellence, DuPont Photomasks was the obvious choice for this essential role."

        In a separate agreement announced today, Infineon, AMD Inc. (NYSE: AMD) and DuPont Photomasks outlined plans to establish and operate a new advanced photomask development facility in Dresden. The three companies are creating an equally owned joint venture called the Advanced Mask Technology Center GmbH & Co. KG (AMTC). The AMTC facility will be co-located with DuPont Photomasks' new commercial photomask production facility in Dresden and will focus on developing and pilot manufacturing advanced photomasks.

        "The Dresden facility's close proximity to our joint-venture R&D photomask facility, and to Infineon's and AMD's advanced wafer fabs, will facilitate the rapid commercialization of new, highly advanced photomask technologies and processes," noted Kirlin. "Along with our recently upgraded facility in Corbeil, France, DuPont Photomasks is well positioned to provide its customers in Europe and around the world with unparalleled service and support at the leading edge."

About DuPont Photomasks

        DuPont Photomasks is a leading global provider of microimaging solutions. The company develops and produces advanced photomasks, a key enabling technology used in the manufacture of semiconductor and other microelectronic devices, and pellicles, the protective covers for photomasks. Headquartered in Round Rock, Texas, DuPont Photomasks operates a global network of manufacturing facilities serving semiconductor makers and other electronics producers around the world. DuPont Photomasks posted worldwide sales of approximately $408 million in fiscal 2001. Information about the company can be found at http://www.photomask.com.

        FORWARD-LOOKING AND CAUTIONARY STATEMENTS: Except for the historical information and discussions contained herein, statements contained in this release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors for example, the semiconductor industry cycles, technological challenges, bringing on line start up manufacturing facilities, operating internationally, technical difficulty of manufacturing high end photomasks, stability of forecasted product requirements and potential difficulties with obtaining financing and external funding that could cause actual results to differ materially as discussed in the company's filings with the Securities and Exchange Commission, including its most recent Forms 10-K and 10-Q as well as cautionary statements and other factors set forth as Risk Factors. Results for the interim period are not necessarily indicative of the results for the year. The forward-looking statements are made as of the release date hereof and the company disclaims any intention or obligation to update or revise any forward-looking statements or to update the reasons why the actual results could differ materially from those projected in the forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

Company Contact:
Tom Blake
DuPont Photomasks, Inc.
voice: (512) 310-6562
email: tom.blake@photomask.com

        DuPont Photomasks auserwählt als Infineon Technologies' strategischer Photomasken Lieferant

Firmen gehen ein Multi-Millionen Dollar Liefervertrag über 10 Jahre ein

ROUND ROCK, TX,—Donnerstag 16. Mai 2002, 08:23 Uhr

        DuPont Photomasks, Inc. (Nasdaq: DPMI) gibt heute bekannt, daß sie von Infineon Technologies (Xetra: 623100.DE—Nachrichten—Forum)' (FSE/NYSE: IFX (NASDAQ: FUTR—Nachrichten)) als strategischer Lieferant ausgewählt wurde. Als ein Teil des geplanten Ausstiegs Infineon's aus der Photomasken Herstellung haben die zwei Firmen einen 10 Jahres Multimillionen-Dollar-Liefervertrag unterzeichnet. DuPont Photomasks plant ebenfalls "Leading-edge photomask" Produktions Maschinen von Infineon's interner Maskenproduktion in München zu erwerben. DuPont Photomasks wird jene Maschinen in diverse globale Produktionsstätten transferieren. Dieses gilt auch für einen "state-of-the-art" Masken-Produktionsbetrieb, welcher derzeit in Dresden geplant ist. Der Produktionsstart dieses neuen Betriebes ist für Ende 2003 vorgesehen.

        Es ist erwartet, daß der Liefervertrag während des DuPont Photomasks's Wirtschaftsjahres 2003 den Umsatzerlösen einen Anstieg im Wert von ungefähr US$14 Millionen und während des Wirtschaftsjahres 2004 im Wert von ungefähr US$42 Millionen beitragt.

        Sobald DuPont Photomasks's neue Fabrik in Dresden voll angelaufen ist, wird Infineon die restliche Photomaskenproduktion an DuPont Photomasks übergeben und DuPont Photomasks als kommerziellen Lieferanten behalten. Man erwartet den vollständigen Übergang des Photomaskengeschäftes in der Mitte des-DuPont Photomaks's Wirtschaftsjahres 2004. Infineon's jetziger jährlicher Maskenbedarf wird sich vorraussichtlich zwischen US$50 Millionen und US$60 Millionen bewegen.

        Im Sinne des Vertrages und bezüglich des Erwerbens der Photomask-Produktionsanlagen von DuPont Photomasks in den nächsten 18 Monaten und des 10 Jahres Liefervertrags wird DuPont Photomasks an Infineon etwa US$53 Millionen über 7 Jahre bezahlen. Zusätzlich beabsichtigt DuPont Photomasks, Produktionsanlagen im Werte von US$28 Millionen, bezahlt über die nächsten 4 Jahre, von Infineon zu erwerben. Aus dem Vertragsabschluß erwartet DuPont Photomaks ein zusätzliches Ergebnis von US$0,10 pro Aktie im Geschäftsjahr 2003 und US$0,35 pro Aktie im Geschäftsjahr 2004.

        "Es ist uns eine Ehre für einen Halbleiterfabrikanten der Größe Infineon's mit der Übernahme einer ihrer wichtigsten Elemente der Halbleiterherstellung betraut worden zu sein" sagte Peter Kirlin, chairman and chief executive officer der DuPont Photomasks. "Dieser Vertrag ist eine Bestätigung unserer globalen technologischen Führung und ein Vertrauensbeweis Infineon's in unsere Lieferfähigkeit Heute und in Zukunft".

        DuPont Photomasks plant Investitionen für den neuen Produktionsbetrieb am Standort Dresden in Höhe von US$155 Millionen über die nächsten 5 Jahre. Bei voller Auslastung rechnet man mit bis zu 200 Arbeitsplätzen. Der Dresdner Betrieb, wird zusammen mit anderen DuPont Photomasks Betrieben im weltweiten Netzwerk die Anforderungen aus dem globalen Infineon Liefervertrag erfüllen. Der Liefervertrag bezieht sich auf Infineon's Betriebsstätten und Joint Ventures und Fabriken wie ProMOS und UMCi. DuPont Photomasks wird ebenfalls andere Kunden aus dem Dresdner Betrieb beliefern.

        "Wir haben DuPont Photomasks als Partner und Erst-Lieferant wegen der gezeigten Fähigkeit, unseren fortschrittlichsten Bedarf an Volumenphotomasken langfristig zu bedienen ausgewählt." sagte Dr. Johann Harter, vizepräsident, Infineon Technologies."Die gegebene Notwendigkeit von fortschrittlichen Masken und daraus erwachsende Maximierung von Investitionen in unsere existierende optischen lithographischen Maschinen führte dazu, daß es immer wichtiger wurde, die Belieferung von Photomasken auch für die Zukunft sicherzustellen. Bei der Wahl für diese essentielle Rolle der DuPont Photomasks standen Zuverlässigkeit, hervorragender service und ausgezeichnete Technologie im Mittelpunkt.

        In einem separaten Vertrag wird heute bekannt gegeben, daß Infineon, AMD Inc. (NYSE: AMD) und DuPont Photomasks Pläne umreißen, einen neuen Photomasken Forschungsbetrieb in Dresden aufzubauen und zu betreiben. Die drei Firmen bilden ein zu gleichen Anteilen besetzten Joint Venture Namens Advance Mask Technology Center GmbH & Co. KG (AMTC). Das AMTC wird direkt neben dem neuen DuPont Photomasks Produktionsbetrieb platziert werden und wird seinen Schwerpunkt im Entwicklungsbereich und in der Pilotproduktioin von "Advanced Photomasks" setzen.

        "Die Nähe der beiden Dresdner Betriebe zu den Partnern des Joint Ventures, Infineon's und AMD's fortschrittlichsten Halbleiter-Herstellungsbetrieben wird die schnelle Kommerzialisierung von neuen, hochgradig fortschrittlichen Photomasken-Technologien und -Prozessen erleichtern." so Kirlin. "Zusammen mit unserem derzeitig aufgerüsteten Produktionsbetrieb in Corbeil, Frankreich, ist DuPont Photomasks gut positioniert, Kunden in Europa und in der ganzen Welt mit unvergleichlichem service zu bedienen, sowie die Nachfrage von "leading edge "Produkten zu erfüllen."

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  EXHIBIT 99.1